A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	13170 Telfair Ave Sylmar, California	91342
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 833-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Warrants	EYES EYESW	Nasdaq Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

           Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.Regulation FD Disclosure.

On March 24, 2021, Second Sight Medical Products, Inc, (the “Company”) issued a press release announcing a private placement of common stock (the “Private Placement”) that will result in gross proceeds to the Company of $27.9 million, before deducting placement offering and other expenses.  The Company will issue 4,650,000 shares of common stock at a price of $6.00 per share.  The private placement is expected to close on March 26, 2021.  The press release is furnished as Exhibit 99.1 hereto.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act of 1933, except to the extent specifically provided in any such filing.

Item 8.01 Other Events

As previously announced, the Company entered into a Memorandum of Understanding on January 5, 2021, (the “MOU”) with Pixium Vision SA (“Pixium”) that contemplated, among other matters, a business combination between the Company and Pixium. Under the MOU, the Company covenanted that, with certain exceptions, the Company would not issue any shares or other equity instruments of the Company prior to the planned business combination unless otherwise approved in writing by Pixium. Furthermore, Pixium’s obligations to close the transactions contemplated by the MOU (the “Pixium Transactions”) are subject to certain conditions, including the continued veracity of the Company’s capitalization representations in the MOU and the compliance by the Company of all covenants in the MOU.

Following a request to Pixium for its consent to the Private Placement, Pixium asserted on March 23, 2021 that the Private Placement would constitute a material breach of the MOU and that it is not willing to provide its consent to the Private Placement under the terms presented to it.  As a result, certain Pixium closing conditions in the MOU may not be satisfied or waived.  Consequently, the consummation of the Private Placement without Pixium’s consent may give rise to legal proceedings and the assertion of other rights and remedies of Pixium, including, without limitation, seeking to terminate the MOU and receive a termination fee of up to $1 million, as well as causing the Company to incur legal and other fees in connection therewith. No assurance can be made that the Company will successfully resolve any disagreement with Pixium.

Also in connection with the Private Placement, on March 23, 2021, the Company entered into a Termination Agreement (the “Termination Agreement”) with Hudson Bay Capital Management (“HB”) pursuant to which, in consideration of a payment of $1,350,000 to HB and reimbursement of an additional $50,000 in legal fees (as well as HB’s participation in the Private Placement), HB agreed to terminate and waive its rights under a Term Sheet for Offering of Preferred Shares and Warrants between HB and the Company that was entered into on or around March 7, 2021 (the “Term Sheet”).  Under the exclusivity provisions of the Term Sheet, the Company was prohibited from negotiating or entering into a financing transaction for a specified period with a party other than HB, and in the event of the consummation of an alternative financing transaction during such specified period, HB would be entitled, at its option, to receive a payment of $2,500,000 from the Company or participate for up to 50% of the securities offered in the alternative financing transaction.  Under the Termination Agreement, HB waived its rights under the Term Sheet and agreed to terminate the Term Sheet.

*  *  *

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions. This press release also does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company and Pixium. The Company intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed business combination and other matters and will mail a definitive proxy statement to its shareholders as of the record date established for voting on the proposed business combination. THE COMPANY’S SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, ONCE AVAILABLE, THE PRELIMINARY PROXY STATEMENT AND ANY AMENDMENTS THERETO AND, ONCE

AVAILABLE, THE DEFINITIVE PROXY STATEMENT, IN CONNECTION WITH the company’S SOLICITATION OF PROXIES FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE, AMONG OTHER THINGS, THE PROPOSED BUSINESS COMBINATION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION THE COMPANY, PIXIUM AND THE PROPOSED BUSINESS COMBINATION. The Company’s shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Second Sight Medical Products, Inc., 13170 Telfair Avenue, Sylmar CA 91342.

Participants in the Solicitation

The Company and its respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Company common stock in respect of the business combination. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statement Safe Harbor

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this Form 8-K regarding the use of proceeds from the Private Placement and the Company’s Memorandum of Understanding with Pixium. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive securities purchase agreements with the investors in the Private Placement or could otherwise cause the financing or the business combination to fail to close; (2) legal claims or proceedings, if any, relating to the Memorandum of Understanding and costs relating thereto; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) the impact of COVID-19 on the Company’s business; and (6) other risks and uncertainties indicated from time to time in the Company’s Form 10-K for the year ended December 31, 2020, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that the Company considers immaterial or which are unknown. A further list and description of risks and uncertainties can be found in the Company’s Annual Report on Form 10-K, filed on March 16, 2021. Any forward-looking statement made by us in this Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued on March 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: March 24, 2021	By:	/s/ Matthew Pfeffer
Matthew Pfeffer
Acting Chief Executive Officer